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                                                                   EXHIBIT 10.29

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), effective as of January 1, 2004, by and between Visteon Corporation ("Visteon" or "Company") and Daniel
R. Coulson ("Coulson").

        WHEREAS, Coulson, currently employed by Visteon as its Executive Vice President and Chief Financial Officer, had previously elected to retire effective December 31, 2003, and if such retirement election were to be effective he would have been entitled to a distribution from the Visteon Corporation Deferred Compensation Plan ("Deferred Compensation Plan") in March, 2004 in accordance with Coulson's pre-existing election under the Deferred Compensation Plan; and

        WHEREAS, during Visteon's search for a successor Chief Financial Officer, Visteon desires that Coulson remain as Chief Financial Officer, and Coulson has agreed to assist the Company by deferring his retirement and remaining the Chief Financial Officer on the terms set forth herein;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the Company and Coulson hereby agree as follows:

                  1. Continued Appointment and Compensation. Visteon agrees to continue to employ Coulson as its Executive Vice President and Chief Financial Officer, and Coulson agrees to remain in such employ, during the term of this Agreement. During the term hereof, Coulson shall be entitled to receive from Visteon, in accordance with its policies and procedures: (i) a base salary in an amount equal to his base salary as of December 1, 2003; (ii) any annual or long-term incentive award or awards that would have vested in accordance with its terms as of December 31, 2003; (iii) a pro rata portion of any 2004 annual incentive award he would have otherwise been entitled to receive as approved by the Organization and Compensation Committee of the Board of Directors of Visteon; and (iv) such other employment benefits that, except as otherwise provided herein, are equivalent, or substantially equivalent, to those provided to other similarly situated executive officers of the Company, including, without limitation, the executive flexible perquisite account, paid vacation, "change in control" protections, and D&O liability insurance coverage. Notwithstanding the foregoing, Coulson shall not be eligible to receive a 2004 long-term incentive award or awards. Coulson may terminate his employment relationship with Visteon at any time, upon 30 days advance written notice to the Chief Executive Officer of Visteon, and elect to retire with full benefits under the applicable retirement plans. Visteon may terminate Coulson's employment relationship at any time, with or without cause, without advance notice thereof; provided, however, that if Visteon shall not provide 30 days advance notice of its election to so terminate, it shall pay Coulson his base pay for such 30-day period.

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                  2.       Deferred Compensation Payments. Visteon agrees that
it will pay Coulson's benefit under the Deferred Compensation Plan at the same time and in the same manner as such payment would have been made had Coulson retired on December 31, 2003.

                  3. Choice of Law. This Agreement shall be construed and interpreted according to the laws of the State of Michigan, without giving effect to any of the conflicts or choice of law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

                  4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first written above.


/s/ Daniel R. Coulson                        Date:   December 20, 2003
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Daniel R. Coulson

VISTEON CORPORATION

By: /s/ Robert H. Marcin                     Date:   December 19, 2003
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    Robert H. Marcin
    Senior Vice President - Corporate Relations